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                                 Filed under Rule 424(b)(3)
                                 File No. 333-63153


SUPPLEMENT NO. 4 TO PROSPECTUS DATED SEPTEMBER 21, 1998
(AS SUPPLEMENTED SEPTEMBER 21, 1998)



                              PACCAR FINANCIAL CORP.

                              MEDIUM-TERM NOTES, SERIES I



PRINCIPAL AMOUNT:             $45,000,000
ORIGINAL ISSUE DATE:          11/6/98
MATURITY DATE:                11/8/99
INITIAL INTEREST RATE:        To be Determined
INTEREST RATE INDEX:          1-Month Libor
SPREAD:                       Minus 2 Basis Points
INDEX SOURCE:                 Telerate page 3750
INDEX RESET FREQUENCY:        Monthly (8th of each month)
INTEREST PAYMENT PERIOD:      Monthly (8th of each month)
INTEREST PAYMENT DATES:       8th of Each Month Subject to Modified Business
                              Day Convention as Defined by ISDA
ISSUE PRICE:                  100.00%
PROCEEDS TO COMPANY:          $45,000,000
UNDERWRITERS DISCOUNT:        0.00%
DAY COUNT CONVENTION:         Actual / 360



FORM OF NOTE (CHECK ONE):     Book-Entry             [ X ]


                              Certificate            [   ]


AGENT / UNDERWRITER:          Merrill Lynch & Co.


DATED: NOVEMBER 3, 1998



The Underwriter, Merrill Lynch & Co., has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.